UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 6, 2025

Aris Water Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40955	87-1022110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9651 Katy Freeway, Suite 400

Houston, Texas 77024

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

(832) 304-7003

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value per share	ARIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On August 6, 2025, Aris Water Solutions, Inc., a Delaware corporation (the “Company”), and Aris Water Holdings, LLC, a Delaware limited liability company (“Company OpCo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Western Midstream Partners, LP, a Delaware limited partnership (“WES”), Arrakis OpCo Merger Sub LLC, a Delaware limited liability company and direct subsidiary of WES (“OpCo Merger Sub”), Arrakis Holdings Inc., a Delaware corporation and direct subsidiary of WES (“Arrakis Holdings”), Arrakis Unit Merger Sub LLC, a Delaware limited liability company and direct subsidiary of WES (“Unit Merger Sub”), Arrakis Cash Merger Sub LLC, a Delaware limited liability company and direct subsidiary of Arrakis Holdings (“Cash Merger Sub” and, together with WES, OpCo Merger Sub, Arrakis Holdings and Unit Merger Sub, the “WES Parties”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions set forth therein, (i) OpCo Merger Sub will be merged with and into Company OpCo (the “OpCo Merger”) in accordance with the Delaware Limited Liability Company Act (the “DLLCA”), whereupon the separate existence of OpCo Merger Sub will cease, and Company OpCo will be the surviving limited liability company of such merger, (ii) concurrently with the OpCo Merger, Cash Merger Sub will be merged with and into the Company (the “Cash Merger” and, together with the OpCo Merger, the “Initial Mergers”) in accordance with the DLLCA and General Corporation Law of the State of Delaware (the “DGCL”), whereupon the separate existence of Cash Merger Sub will cease, and the Company will continue as the surviving corporation of the Cash Merger (the “Surviving Corporation”), and (iii) immediately following the Cash Merger, Unit Merger Sub will be merged with and into the Surviving Corporation (the “Unit Merger” and, together with the Initial Mergers, the “Mergers”) in accordance with the DLLCA and the DGCL, whereupon the separate existence of Unit Merger Sub will cease, and the Surviving Corporation will continue as the surviving corporation of the Unit Merger. Following the Mergers, the Company and Company OpCo will be wholly owned subsidiaries of WES.

Upon the terms and subject to the conditions of the Merger Agreement, (i) at the Effective Time, each unit of Company OpCo (“Company OpCo Units”) and corresponding share of Class B common stock, par value $0.01 per share, of the Company (“Company Class B Common Stock” and, together with the related Company OpCo Unit, a “Company OpCo Stapled Unit”), and (ii) at the Unit Merger Effective Time, each share of Class A common stock, par value $0.01 per share, of the Company (“Company Class A Common Stock” and, together with the Company Class B Common Stock, “Company Common Stock”), in each case, issued and outstanding immediately prior to the Effective Time (other than certain excluded shares and dissenting shares), will be converted into the right to receive, pursuant to an election that has actually been received by the Exchange Agent and not revoked five business days prior to the anticipated Closing Date of the Mergers or such other date as WES and the Company shall agree (the “Election Deadline”), one of the following forms of consideration: (i) a combination of 0.450 common units representing limited partner interests in WES (the “WES Common Units”) and $7.00 in cash (without interest) (the “Mixed Election Consideration”), (ii) $25.00 in cash (without interest) (the “Cash Election Consideration”), provided that the Cash Election Consideration is subject to proration to ensure that the aggregate amount of cash paid in the Mergers does not exceed $415 million, (iii) 0.625 WES Common Units (the “Common Unit Election Consideration” and, together with the Mixed Election Consideration and the Cash Election Consideration, the “Merger Consideration”), or (iv) in the event of a failure to deliver an election or if an election is revoked and no subsequent election is made, in each case, prior to the Election Deadline, the Common Unit Election Consideration. The Merger Agreement also specifies the treatment of the Company’s outstanding equity awards in connection with the Mergers.

The board of directors of the Company (the “Company Board”) has unanimously (i) determined that it is in the best interests of the Company and its stockholders for the Company to enter into the Merger Agreement, (ii) approved and declared advisable the Merger Agreement, the execution, delivery and performance thereof and the consummation of the transactions contemplated thereby, including the Mergers, (iii) resolved, subject to Section 5.4 of the Merger Agreement, to recommend the adoption of the Merger Agreement by the Company’s stockholders (the “Company Stockholder Approval”) and (iv) directed that the Merger Agreement be submitted to a vote of the Company’s stockholders entitled to vote thereon.

The Merger Agreement contains customary representations and warranties of the Company and WES relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company and WES, including covenants relating to conducting their respective businesses in the ordinary course and refraining from taking certain actions without the other party’s consent. The Merger Agreement also contains covenants of the Company not to directly or indirectly solicit proposals relating to alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide information in connection with, alternative transactions.

Prior to, but not after, receipt of the Company Stockholder Approval, the Company Board may withdraw (or amend, change, qualify, modify or otherwise not make) its recommendation that the Company’s stockholders adopt the Merger Agreement as result of (i) a Superior Offer or (ii) an Intervening Event, if the Company Board determines in good faith (after consultation with the Company’s financial advisors and outside legal counsel) that the failure to make such a change of recommendation would be reasonably likely to constitute a breach of its fiduciary duties to the Company’s stockholders under applicable law, subject to complying with certain notice and other specified conditions, including negotiating with WES regarding any revisions to the terms of the transactions contemplated by the Merger Agreement that are proposed by WES during a match right period. Prior to, but not after, receipt of the Company Stockholder Approval, the Company Board may also, subject to complying with certain provisions in the Merger Agreement, determine to terminate the Merger Agreement in order to enter into a definitive agreement providing for a Superior Offer, subject to the obligation to pay WES the Termination Fee (as defined and described below).

The completion of the Mergers is subject to various customary closing conditions, including, among other things, (i) the receipt of the Company Stockholder Approval; (ii) the absence of legal restraints prohibiting the Mergers or the other transactions contemplated by the Merger Agreement; (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the effectiveness of the registration statement on Form S-4 that WES is obligated to file with the Securities and Exchange Commission (“SEC”) in connection with the issuance of WES Common Units in the Mergers; (v) with respect to the obligations of the Company, the approval for listing of WES Common Units to be issued in the Mergers on the New York Stock Exchange, subject to official notice of issuance; (vi) the accuracy of each party’s representations and warranties (subject to certain materiality qualifiers), compliance by each party with its covenants under the Merger Agreement in all material respects, and the absence of a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable; and (vii) with respect to the obligations of the Company, the receipt of customary tax opinions of counsel to each of the Company and WES.

The Merger Agreement contains certain termination rights for the Company and WES, including, among other customary termination rights: (i) by either the Company or WES, if (A) the Closing is not consummated on or prior to February 6, 2026, subject to a 90-day extension in certain circumstances for the sole purpose of obtaining regulatory clearances or (B) the Company Stockholder Approval is not obtained at the stockholder meeting; (ii) by WES, prior to the receipt of the Company Stockholder Approval, in the event of a change of recommendation by the Company Board, whether or not permitted by Section 5.4 of the Merger Agreement, or (iii) by the Company, prior to the receipt of the Company Stockholder Approval and if the Company has complied in all material respects with its obligations under Section 5.4 of the Merger Agreement, in order to enter into a definitive agreement with respect to a Superior Offer, subject to the obligation of the Company to pay WES the Termination Fee.

The Merger Agreement further provides that, if the Merger Agreement is terminated (i) by WES in the event of a change of recommendation by the Company Board or (ii) by the Company to enter into a definitive agreement providing for a Superior Offer, the Company would be required to pay WES a termination fee of $57 million (the “Termination Fee”).

If prior to the Company’s stockholders meeting, (i) an Acquisition Proposal related to the Company is publicly proposed or communicated (and is not withdrawn at least five business days prior to such meeting) and (ii) the Merger Agreement is terminated by the Company or WES in the event of a failure to obtain the requisite Company Stockholder Approval, then the Company would be required to pay WES the WES Expenses (as defined below) and if, within 12 months after such termination, the Company enters into a definitive agreement with respect to or consummates an Acquisition Transaction, then the Company would be required to pay WES the Termination Fee less the WES Expenses previously paid.

If the Merger Agreement is terminated because (i) the Company fails to call and hold a meeting of its stockholders in violation of its obligations under the Merger Agreement and (ii) prior to such termination, an Acquisition Proposal was made for the Company, whether or not publicly announced or publicly disclosed, then the Company would be required to pay WES the WES Expenses and if, within 12 months after such termination, the Company enters into a definitive agreement with respect to or consummates an Acquisition Transaction, then the Company would be required to pay WES the Termination Fee less the WES Expenses previously paid.

If the Merger Agreement is terminated because of a failure to obtain the Company Stockholder Approval, and the Termination Fee or WES Expenses are not then payable under another provision of the Merger Agreement, the Company would be required to reimburse WES up to $11,875,000 for documented out-of-pocket expenses incurred by the WES Parties in connection with the Mergers and other transactions contemplated by the Merger Agreement (“WES Expenses”). In no event will the Company be required to pay the Termination Fee or WES Expenses on more than one occasion, and if WES is entitled to receive the Termination Fee after it has already received a payment of WES Expenses, such Termination Fee will be paid net of the WES Expenses.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K.

The Merger Agreement and the above description of the Merger Agreement have been included in this Current Report on Form 8-K to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, WES or their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by matters disclosed in certain of the Company’s and WES’s filings with the SEC prior to the date of the Merger Agreement and by information in confidential disclosure letters provided by each of the Company and WES to the other in connection with the signing of the Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. The representations, warranties and covenants are also subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and WES rather than establishing matters as facts. As a result, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company, WES or their respective subsidiaries or affiliates. Accordingly, the Merger Agreement should not be read in isolation, but should instead be read in conjunction with other information regarding the Company, WES or their respective subsidiaries or affiliates that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents that they file or furnish with the SEC.

Support Agreements

Concurrently with the execution of the Merger Agreement, each of COG Operating LLC (a wholly owned subsidiary of ConocoPhillips), Yorktown Energy Partners XI, L.P., Solaris Energy Capital, LLC (an affiliate of William Zartler), William Zartler and Amanda Brock (collectively, the “Supporting Stockholders”), beneficially owning approximately 42% of the outstanding shares of Company Common Stock, entered into support agreements with the Company and WES (the “Support Agreements”) pursuant to which the Supporting Stockholders have agreed, among other things, to (i) refrain from transferring, selling, pledging, or otherwise disposing of any of their shares of Company Common Stock or Company OpCo Units, subject to certain exceptions, and (ii) vote all of their shares (A) in favor of the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Mergers, (B) against (1) any agreement, transaction or proposal that relates to an Acquisition Proposal or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Mergers or matters contemplated by the Merger Agreement; (2) any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its subsidiaries contained in the Merger Agreement or of the Supporting Stockholders contained in the applicable Support Agreement; (3) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Mergers set forth in Article VI of the Merger Agreement not being fulfilled; and (4) any other action that would reasonably be expected to impede, interfere with, materially delay or materially adversely affect any of the transactions contemplated by the Merger Agreement, including the Mergers, or the applicable Agreement.

The foregoing description of the Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Support Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Tax Receivable Agreement Amendment

Simultaneously with the execution of the Merger Agreement, the Company, WES and the Supporting Stockholders (with the Supporting Stockholders representing a majority of the TRA Holders (as defined in the TRA referenced below)) entered into an amendment to that certain Tax Receivable Agreement, dated as of October 26, 2021 (the “TRA” and such amendment, the “TRA Amendment”). The consummation of the transactions contemplated by the Merger Agreement would constitute a Change of Control (as defined in the TRA), which would trigger the obligation to make an Early Termination Payment (as defined in the TRA) to the TRA Holders under the TRA estimated to be approximately $183.4 million.

Pursuant to the TRA Amendment, upon the Effective Time, the TRA will be terminated in its entirety and the Company, WES and their respective affiliates will not have any further obligations under the TRA other those obligations set forth in the TRA Amendment. On the Closing Date and prior to the Effective Time, the Company will make aggregate payments of $80 million in cash to the TRA Holders. The TRA Amendment will terminate and be of no force and effect upon (i) the termination of the Merger Agreement, (ii) an amendment to the Merger Agreement that changes the form or reduces the amount of the Merger Consideration or (iii) the occurrence of a Change of Control other than the one contemplated by the Merger Agreement.

The foregoing description of the TRA Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TRA Amendment, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K.

No Offer or Solicitation

This communication relates to a proposed business combination transaction (the “Transaction”) between WES and the Company. This communication is for informational purposes only and does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the Transaction, WES intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of the Company that will also constitute a prospectus of WES. The Transaction will be submitted to the Company’s stockholders for their consideration. WES and the Company may also file other documents with the SEC regarding the Transaction. The definitive proxy statement/prospectus (if and when available) will be mailed to the Company’s stockholders. This document is not a substitute for the registration statement and proxy statement/prospectus that will be filed with the SEC or any other documents that WES or the Company may file with the SEC or send to security holders of WES or the Company in connection with the Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF WES AND THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available), and all other documents filed or that will be filed with the SEC by WES or the Company through the website maintained by the SEC at https://www.sec.gov. Copies of documents filed with the SEC by WES will be made available free of charge on WES’s website at investors.westernmidstream.com, or by directing a request to Investor Relations, Western Midstream Partners, LP, 9950 Woodloch Forest Drive, Suite 2800, The Woodlands, TX 77380, Tel. No. (832) 636-1009. Copies of documents filed with the SEC by the Company will be made available free of charge on the Company’s website at ir.ariswater.com or by directing a request to Investor Relations, Aris Water Solutions, Inc., 9651 Katy Freeway, Suite 400, Houston, TX 77024, Tel. No. (832) 304-7003.

Participants in the Solicitation

WES, its general partner and its general partner’s director and officers and the Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transaction.

Information regarding directors and executive officers of WES’s general partner, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (i) in WES’s Annual Report on Form 10-K for the year ended December 31, 2024, including under Part III, Item 10. Directors, Executive Officers, and Corporate Governance, Part III, Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters and Part III, Item 13. Certain Relationships and Related Transactions, and Director Independence, which was filed with the SEC on February 26, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001423902/000142390225000033/wes- 20241231.htm and (ii) to the extent holdings of WES’s securities by the directors or executive officers of its general partner have changed since the amounts set forth in WES’s Annual Report on Form 10-K for the year ended December 31, 2024, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001423902.

Information regarding the Company’s executive officers and directors, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (i) in the Company’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, including under the headings “Proposal One — Election of Directors,” “Executive Officers,” “Executive Compensation,” “Certain Relationships and Related Party Transactions” and “Beneficial Ownership of Securities,” which was filed with the SEC on April 9, 2025 and is available at https://www.sec.gov/Archives/edgar/data/1865187/000119312525076892/d881669ddef14a.htm, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001865187/000155837025001818/aris-20241231x10k.htm and (ii) to the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Company’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001865187.

Investors may obtain additional information regarding the direct and indirect interests of those persons and other persons who may be deemed participants in the Transaction by reading the proxy statement/prospectus regarding the Transaction and other relevant materials to be filed with the SEC regarding the Transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from WES or the Company as described above.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 6, 2025, by and among the Aris Water Solutions, Inc., Western Midstream Partners, LP, Arrakis OpCo Merger Sub LLC, Arrakis Holdings Inc., Arrakis Unit Merger Sub LLC, Arrakis Cash Merger Sub LLC and Aris Water Holdings, LLC.

10.1	Form of Support Agreement.

10.2	Tax Receivable Agreement Amendment, dated as of August 6, 2025, by and among Aris Water Solutions, Inc., Western Midstream Partners, LP, COG Operating LLC, Yorktown Energy Partners XI, L.P., Solaris Energy Capital, LLC, William Zartler and Amanda Brock.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2025

ARIS WATER SOLUTIONS, INC.

By:	/s/ Robert W. Hunt Jr.
Name:	Robert W. Hunt Jr.
Title:	Chief Legal Officer and Corporate Secretary